                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                      ----------------------------------
                      FORM S-8 TO REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                        MCI COMMUNICATIONS CORPORATION
              --------------------------------------------------
              (Exact name of issuer as specified in its charter)

               Delaware                                      52-0886267
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     (State or other jurisdiction of                    (I. R. S. Employer
     incorporation or organization)                     Identification No.)

                        1801 Pennsylvania Avenue, N.W.
                            Washington, D. C. 20006
                   ----------------------------------------
                   (Address of Principal Executive Offices)

                        MCI COMMUNICATIONS CORPORATION
                               STOCK OPTION PLAN
                        ------------------------------
                           (Full title of the plan)

                           Michael H. Salsbury, Esq.
                 Executive Vice President and General Counsel
                        MCI Communications Corporation
                        1801 Pennsylvania Avenue, N.W.
                            Washington, D.C.  20006
                 --------------------------------------------
                    (Name and address of agent for service)

                   Telephone number, including area code, of
                       agent for service: (202) 872-1600

                        CALCULATION OF REGISTRATION FEE

--------------  -----------  -------------  -------------  -------------
   Title of      Amount to      Proposed       Proposed       Amount of
 Securities         be          Maximum        Maximum           Fee
 to be          Registered      Offering      Aggregated
 Registered                    Price per       Offering
                                 Share          Price
--------------  -----------  -------------  -------------  -------------
Common           8,000,000   $47.53125 (a)  $380,250,000   $112,173.75(b)
 Stock, par       shares
 value, $.10
 per share
--------------  -----------  -------------  -------------  -------------

(a) Price will be determined according to plan rules, using the fair market value of the Common Stock as reported on The NASDAQ Stock Market.

(b) Filing fee was calculated pursuant to 17 CFR 230.457(c), using a price of $47.53125 which is the closing price of MCI Communications Corporation Common Stock on February 17, 1998, as reported on The NASDAQ Stock Market, which is within five(5)business days prior to the date of filing.

PROSPECTUS

                               8,000,000 SHARES

                        MCI COMMUNICATIONS CORPORATION

                                 COMMON STOCK

                          (PAR VALUE $.10 PER SHARE)

                               ----------------

                        MCI COMMUNICATIONS CORPORATION

                               STOCK OPTION PLAN

                               ----------------

  This Prospectus covers a maximum of 8,000,000 shares of Common Stock, par value $.10 per share ("Common Stock"), of MCI Communications Corporation (the "Company") offered by the Company to employees of the Company and its subsidiaries through its Stock Option Plan.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

               The date of this Prospectus is February 24, 1998

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

  MCI has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 relating to the Plan. This Part II of the Handbook contain the information required in a prospectus. The descriptions of documents in this Handbook are qualified in their entirety by reference to the copies of such documents filed with the SEC. The Prospectus for offering the shares of Common Stock under the Plan consists of this Handbook, the OptionsAdvantage brochure and the following documents filed with the SEC and incorporated by reference in this Prospectus, except to the extent that any statement or information contained therein is modified, superseded or replaced by a statement or information contained in any such document subsequently filed:

  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 September 30, 1997, and Current Reports on Form 8-K filed on February 10, 1997, July 14, 1997, August 26, 1997, November 12, 1997 (as amended), and February 2, 1998.

  (c) The description of securities to be registered contained in the Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") relating to the Common Stock, including any amendments or reports filed for the purpose of updating such description.

  (d) All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered under the Plan have been sold or which deregisters all such securities remaining unsold; such documents will be deemed to be incorporated by reference in the Prospectus from the date they are filed.

  All documents listed above are also incorporated by reference in the Registration Statement on Form S-8.

ITEM 4. DESCRIPTION OF SECURITIES

  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

  The validity of the securities offered hereby has been passed upon for the Company by Michael H. Salsbury, Esquire, 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, General Counsel of the Company. At January 30, 1998, Mr.Salsbury held 253,342 shares of Common Stock of the Company, which includes 249,852 shares which Mr. Salsbury has the right to acquire pursuant to stock options and incentive stock units.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company has in effect an insurance policy covering officers' and directors' legal liability containing a maximum limit of $100 million per loss per policy year, including legal fees and expenses, with retained liability of $2,000,000 for the Company.

  The Company's Certificate of Incorporation, at Section 8, provides as follows:

  (a) No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph (a) to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment or repeal of this paragraph (a) shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  (b) This corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify all persons who are or were directors, officers and employees of this corporation or any wholly owned subsidiary, and all such directors, officers and employees who, at the request of this corporation, are or were at any time serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. This corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

  The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith is not presumed from a settlement or nolo contendere plea. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless the Court of Chancery decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by the Court, is made by the board of directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

  The Company has indemnification agreements with each of its directors which have been approved by stockholders. The indemnification under the indemnification agreements differs from that provided in Section 8 of the Company's Certificate of Incorporation in the following ways: (i) the Company is obligated to advance litigation expenses to an indemnitee, subject to reimbursement if the Reviewing Party (as defined in the indemnification agreements) determines that the director would not be permitted such indemnification under applicable laws; (ii) the Company must prove that the applicable standard of conduct has not been met for indemnification if the Company denies protection to a director; (iii) upon a potential change in control (as defined in the indemnification agreements) the Company is required to contribute an amount sufficient to pay all claims for which the indemnitee is entitled to be indemnified to a trust for the benefit of the indemnitee (subject to an overall maximum amount on such trusts); (iv) a subsequent board of directors, hostile to an indemnitee entitled to indemnification, will not have the right to make a final determination that the indemnitee has not met the required standard of care; and (v) the period of time in which the Company may sue an indemnitee for an action is limited to two years from the date of accrual of such cause of action.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

  Not applicable.

ITEM 8. EXHIBITS

 EXHIBIT NO.                         DESCRIPTION
 -----------                         -----------
  4(a)       Restated Certificate of Incorporation of Company
             (incorporated by reference to Exhibit 3(a) to the Company's
             Annual Report on Form 10-K for the year ended December 31,
             1994).
  4(b)       By-laws of the Company, as amended (incorporated by
             reference to Exhibit 3(ii) to the Company's Form S-3
             Registration No. 33-57155).
  4(c)(i)    MCI Communications Corporation Stock Option Plan
             (incorporated by reference to Exhibit 4(e) to the Company's
             Form S-8, Registration No. 33-49403).
  4(c)(ii)   Amendment No. 1 to the MCI Communications Corporation Stock
             Option Plan (incorporated by reference to Exhibit 10(l) to the Company's Form 10-K for the year ended December 31,
             1996).
  4(c)(iii)  Amendment No. 2 to the MCI Communications Corporation Stock
             Option Plan (incorporated by reference to Appendix B to the
             Company's Proxy Statement dated April 25, 1996).
  4(c)(iv)   Amendment No. 3 to the MCI Communications Corporation Stock
             Option Plan (incorporated by reference to Exhibit 10(n) to the Company's Form 10-K for the year ended December 31,
             1996).
  4(c)(v)    Amendment No. 4 to the MCI Communications Corporation Stock
             Option Plan (incorporated by reference to Exhibit 10(o) to the Company's Form 10-K for the year ended December 31,
             1996).
  5          Opinion of Counsel re Legality.
 23(a)       Consent of Independent Accountants.
 23(b)       Consent of Counsel (included in Exhibit 5).

ITEM 9. UNDERTAKINGS

  (a) The undersigned Company hereby undertakes:
    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 24th day of February, 1998.

                                  MCI COMMUNICATIONS CORPORATION


                                  By: /s/Bert C. Roberts, Jr., Chairman
                                  -------------------------------------
                                      Bert C. Roberts, Jr., Chairman


     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 24th day of February, 1998.


           SIGNATURE                                TITLE
-------------------------------          ----------------------------

/s/Gerald H. Taylor                      Principal Executive Officer,
-------------------------------          Director
Gerald H. Taylor

/s/Douglas L. Maine                      Principal Financial Officer
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Douglas L. Maine

/s/David Case                            Principal Accounting Officer
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David Case

/s/Bert C. Roberts, Jr.                  Director
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Bert C. Roberts, Jr.

/s/Clifford L. Alexander, Jr.            Director
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Clifford L. Alexander, Jr.

/s/Judith Areen                          Director
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 Judith Areen

/s/Michael H. Bader                      Director
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Michael H. Bader

           SIGNATURE                                TITLE
-------------------------------          ----------------------------

/s/Richard M. Jones                      Director
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Richard M. Jones

/s/Gordon S. Macklin                     Director
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Gordon S. Macklin

/s/Richard B. Sayford                    Director
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Richard B. Sayford

/s/Judith Whittaker                      Director
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Judith Whittaker

/s/John R. Worthington                   Director
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John R. Worthington